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                                                                     EXHIBIT 4.7

                             INTERCREDITOR AGREEMENT


              This INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of February 9, 2000 by and among US Xchange, L.L.C., a Michigan limited liability company ("Holdings"), US Xchange Finance Company, L.L.C., a Delaware limited liability company (the "Borrower"), General Electric Capital Corporation as the Administrative Agent (as defined below) and Ronald H. Vander Pol ("Vander Pol").

                              W I T N E S S E T H :

              WHEREAS, Holdings, the Borrower and certain of its operating subsidiaries as Guarantors, the financial institutions and other entities from time to time party to the Loan Agreement referred to below (the "Lenders") and General Electric Capital Corporation as administrative agent for the Lenders (in such capacity, the "Administrative Agent") are party to a Loan Agreement, dated as of April 29, 1999 (as such agreement may be amended, supplemented or otherwise modified from time to time the "Loan Agreement"); and

              WHEREAS, all extensions of credit by the Lenders to the Borrower pursuant to the Loan Agreement are guaranteed by Holdings; and

              WHEREAS, Vander Pol has entered into that certain Business Loan Agreement, dated as of August 26, 1999, with Holdings, pursuant to which Vander Pol has agreed, upon the terms and conditions contained therein, to make a loan to Holdings in the principal amount of $50,000,000; and

              WHEREAS, in connection with the agreements made among the parties hereto, the Administrative Agent, for the benefit of the Senior Lenders, and Vander Pol desire to establish between themselves their relative rights, remedies and priorities with respect to the Common Collateral;

              NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained the parties agree as follows:

              1. Definitions. As used herein the following terms shall have the meanings indicated and any capitalized terms not defined herein shall have the meanings specified in the Loan Agreement.

              "Administrative Agent" shall include, in addition to the Administrative Agent referred to in the recitals hereto, the then acting agent for the Senior Lenders (or if there is more than one agent, a majority of them) under the Loan Agreement and any successor thereto exercising substantially the same rights and powers, or if there is no acting Administrative Agent under the Loan Agreement, the Senior Lenders holding a majority in principal amount of Senior Loan Claims outstanding.


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              "Agreement" shall mean this Agreement as modified or amended from time to time in accordance with the terms hereof.

              "Avoided Transfer" shall have the meaning set forth in Section 7.3 hereof.

              "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

              "Business Day" shall mean any day other than Saturday, Sunday and a day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

              "Common Collateral" shall mean the Collateral with respect to which the Borrower or any of its Subsidiaries has granted a Lien to both (i) to the Administrative Agent, for the benefit of the Senior Lenders, and (ii) to the Junior Lenders.

              "Insolvency or Liquidation Proceeding" shall mean (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Holdings or the Borrower, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Holdings or the Borrower or to any of their respective assets, or (iii) any liquidation, dissolution, reorganization or winding up of Holdings or the Borrower whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Holdings or the Borrower.

              "Junior Claims" shall mean all indebtedness, obligations and other liabilities (contingent or otherwise) arising under or with respect to the Junior Loan Documents or any of them, including claims for misrepresentation and breach of warranties or covenants.

              "Junior Lenders" shall mean Vander Pol and each and every successor and assignee in its capacity as a lender under the Junior Loan Agreement.

              "Junior Loan Agreement" shall mean that certain Business Loan Agreement, dated as of August 26, 1999, by and between Holdings and Vander Pol, pursuant to which Vander Pol has agreed, upon the terms and conditions contained therein, to make a loan to Holdings in the aggregate principal amount of $50,000,000.

              "Junior Loan Documents" shall mean the Junior Loan Agreement, the Note (as defined in the Junior Loan Agreement), the Junior Security Agreement, and any document or instrument executed or delivered in connection therewith or pursuant thereto or under which rights or remedies with respect to any of such documents or instruments are governed, as the same may be amended, renewed, extended, supplemented or modified.



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              "Junior Security Agreement" shall mean the Security Agreement dated as of August 26, 1999 between Holdings and Vander Pol and any document or instrument under which any Lien is granted to secure the Junior Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, renewed, extended, supplemented or modified.

              "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance, lien or preference priority or other security agreement or other preferential arrangement whatsoever, including, without limitation, any right of setoff, any conditional sale or other title retention agreement, the interest of a lessor under a lease or any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

              "paid in full" and "payment in full" shall mean, with respect to any and all Senior Loan Claims, payment in full thereof in cash (or otherwise to the written satisfaction of the Senior Lenders) and termination of the commitments of the Senior Lenders and all other obligations under the Loan Agreement.

              "Person" shall mean any person, individual, sole proprietorship, partnership, joint venture, corporation, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

              "Recovery" shall have the meaning set forth in Section 7.3 hereof.

              "Senior Lenders" shall mean the Persons holding Senior Loan Claims, including the Administrative Agent.

              "Senior Loan Claims" shall mean (a) all Obligations (as defined in the Loan Agreement), including, without limitation, all indebtedness, obligations (including, without limitation, to cash collateralize outstanding letters of credit) and other liabilities (contingent or otherwise) payable directly or indirectly to the Senior Lenders by Holdings, the Borrower or its Subsidiaries, whether outstanding on the date of this Agreement or hereafter incurred, created or assumed, (b) the principal of all loans, letters of credit and other extensions of credit under any financing under section 364 of the Bankruptcy Code or any arrangement for use of cash collateral under section 363 of the Bankruptcy Code, the terms of which are consented to by the Administrative Agent in its capacity as such, (c) all interest, expenses, fees, reimbursements, indemnities and other similar amounts owing pursuant to any of the Senior Loan Documents, (d) any amounts advanced by any of the Senior Lenders to acquire, pay or otherwise satisfy, discharge or reduce any claim secured by a Lien on the Collateral which is senior to a Lien granted to the Senior Lenders pursuant to the Senior Loan Documents; and (e) any other advance or extension of credit by any Senior Lender for the purpose of maintaining, preserving or protecting any of the Collateral. Senior Loan Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding


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in accordance with and at the rate specified in the Loan Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Senior Loan Claims (whether by or on behalf of Holdings or the Borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

              "Senior Loan Documents" shall mean the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) and all documents and instruments delivered in connection with or pursuant thereto or under which any of the Collateral is granted or under which rights or remedies with respect to any of the foregoing are governed, as any such document or instrument may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto.

              "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of the State of New York, as amended.

         2.   Debt Priorities.

              2.1 Subordination. Notwithstanding anything to the contrary contained in the Junior Loan Documents or otherwise, the Junior Claims shall be subordinated in right of payment to the Senior Loan Claims and the Senior Loan Claims shall be prior in right of payment to the Junior Claims. No Junior Lender shall take, demand or receive and neither Holdings nor the Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment on account of any Junior Claim until the Senior Loan Claims have been paid in full. All Senior Loan Claims shall be and remain senior to all Junior Claims for all purposes whether or not such Senior Loan Claims are subordinated to any other obligations of Holdings or the Borrower.

         3.   Lien Priorities.

              3.1 Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens (including, without limitation, the Liens on the Common Collateral) granted to the Junior Lenders or of any Liens granted to the Senior Lenders and notwithstanding any provision of the Uniform Commercial Code, or any applicable law or decision or the Junior Loan Documents or the Senior Loan Documents or any other circumstance whatsoever, each Junior Lender hereby agrees that: (a) the Administrative Agent and the Senior Lenders shall have a senior and prior Lien on and security interest in the Common Collateral and all proceeds thereof to secure the Senior Loan Claims; and (b) any Lien in the Common Collateral now or hereafter held by the Junior Lenders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens in the Common Collateral securing the Senior Loan Claims. All Liens securing the Senior Loan Claims shall be and remain senior to all Liens securing the Junior Claims for all



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purposes, whether or not such Liens securing the Senior Loan Claims are subordinated to any Lien securing any other obligation of the Borrower or Holdings.

              3.2 Prohibition on Contesting Liens and Senior Obligations; No New Liens. Each Junior Lender agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any action or proceeding or otherwise (including, without limitation, any Insolvency or Liquidation Proceeding), the priority, the validity or enforceability or the Senior Loan Claims or any Lien held by the Senior Lenders. Without the prior written consent of the Administrative Agent and those Senior Lenders holding a majority of the Senior Loan Claims, no Junior Lender shall hold any Lien on any assets of the Borrower, Holdings or any of its Subsidiaries, other than the Lien granted to pursuant to the Junior Security Agreement as in effect on the date hereof in the Common Collateral.

         4.   Enforcement.

              4.1 No Exercise of Remedies. (a) Unless and until the Senior Loan Claims have been paid in full, no Junior Lender shall assert any right or remedy in respect of the Junior Claims, the Common Collateral or any Lien therein held by the Junior Lenders or any of them (including without limitation, under or in respect of the Junior Security Agreement).

              (b) Each Junior Lender agrees not to take or receive from or on behalf of Holdings or the Borrower, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any Collateral (including any Common Collateral) or any proceeds of the Collateral (including any Common Collateral), unless and until all Senior Loan Claims shall have been paid in full. Without limiting the generality of the foregoing, unless and until the Senior Loan Claims have been paid in full, the sole right of the Junior Lenders with respect to the Collateral is to hold a Lien on the Common Collateral pursuant to the Junior Security Agreement for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after payment in full of the Senior Loan Claims.

              4.2 Cooperation. Each Junior Lender agrees that, unless and until all Senior Loan Claims have been paid in full, it will not commence, or join with any Person (other than the Senior Lenders and the Administrative Agent) in commencing any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Junior Loan Documents or otherwise.

              5. Payments Over. Any proceeds of the Common Collateral received by any Junior Lender and any other cash or other property received by any Junior Lender in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Administrative Agent is hereby authorized to make any such


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endorsements as the agent for any such Junior Lender. This authorization is coupled with an interest and is irrevocable.

         6.   Other Agreements.

              6.1 Releases. (a) If the Senior Lenders release any of their Liens on any part of the Common Collateral in connection with the sale, lease, exchange, transfer or other disposition thereof or in connection with any restructuring of the indebtedness of the Borrower or Holdings, the Liens, if any, of the Junior Lenders shall be automatically, unconditionally and simultaneously released and each Junior Lender shall execute and deliver to the Administrative Agent or the Borrower such termination statements, releases and other documents as the Administrative Agent or the Borrower may request to effectively confirm such release. Notwithstanding the foregoing, the Lien granted to the Junior Lender shall, subject to all of the provisions of this Agreement, continue in the proceeds of any sale, lease, exchange or other disposition of the Common Collateral if such proceeds are not applied to the Senior Loan Claims.

              (b) At the request of the Senior Lenders, each Junior Lender agrees to assist and facilitate any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise. Each Junior Lender hereby waives any and all rights it may have to object to the manner in which the Administrative Agent or the Senior Lenders seek to enforce or collect the Senior Loan Claims or the Liens granted in any of the Collateral, including waiving any right based on any duty to conduct any such sale, lease, exchange, transfer or other disposition in a commercially reasonable manner.

              (c) In furtherance of the foregoing, the Junior Lenders, on the date hereof and from time to time, have executed and delivered or will execute and deliver to the Administrative Agent undated UCC termination statements in respect of all of the Common Collateral in such number and such jurisdictions as determined by the Administrative Agent. Each Junior Lender hereby appoints the Administrative Agent its attorney-in-fact and authorizes the Administrative Agent to complete the UCC termination statements and file them in order to carry out the purposes of this Section 6.1. This appointment and authorization is coupled with an interest and is irrevocable.

              6.2 Insurance. Unless and until the Senior Loan Claims are paid in full, the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Borrower and Holdings under the Senior Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Senior Loan Claims are paid in full, all proceeds of any such policy and any such award shall be paid to the Administrative Agent for the benefit of the Senior Lenders and thereafter to the Junior Lenders if in respect to the Common Collateral and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct. In the event the Senior Lenders allow any portion of such insurance proceeds or condemnation or similar award to be used by Holdings or the Borrower to repair or replace the Collateral affected or for any other purpose, the Junior


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Lenders hereby consent thereto and agree to take all action necessary under the
Junior Loan Documents to permit such use.

              6.3 Amendments to Junior Loan Documents. Without the prior written consent of the Administrative Agent and those Senior Lenders holding a majority of the Senior Loan Claims, no Junior Loan Document may be amended, modified, supplemented or entered into.

              6.4 Assignment. No Junior Lender may sell, transfer, pledge, hypothecate, assign or grant any participation or subparticipation in, or otherwise transfer or dispose of, the Junior Claims to any Person without the consent of the Administrative Agent and those Senior Lenders holding a majority of the Senior Loan Claims

         7.   Insolvency or Liquidation Proceedings.

              7.1 Filing of Claims; Voting of Claims. The Administrative Agent has the right, but not the obligation, to file proofs of claim and other pleadings and motions directly related to the Junior Claims and/or the Junior Liens in any Insolvency or Liquidation Proceeding. In addition, the Administrative Agent has the right, but not the obligation, to vote any and all claims that the Junior Lenders may have in any Insolvency or Liquidation Proceeding. Each Junior Lender hereby appoints the Administrative Agent as its attorney-in-fact to take all actions as are necessary to carry out the purposes of this section 7.1 and such power of attorney is coupled with an interest and irrevocable.

              7.2 Financing Issues. If Holdings shall be subject to any Insolvency or Liquidation Proceeding and the Administrative Agent shall desire to permit the use of cash collateral or to permit Holdings to obtain financing under section 363 or section 364 of the Bankruptcy Code, then each Junior Lender agrees that it will raise no objection to such use or financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 7.5) and, to the extent necessary, will subordinate its Liens in the Common Collateral to such financing.

              7.3 Preference Issues. If any Senior Lender is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or Holdings any amount ("Recovery"), the Senior Loan Claims shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to receive payment in full of all such amounts.

              7.4 Other Issues. No Junior Lender shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral.

              7.5 Adequate Protection. No Junior Lender shall seek or request adequate protection nor shall it contest (or support any other Person contesting) (i) any request by the Administrative Agent or the Senior Lenders for adequate protection or (ii) any objection by the Administrative Agent or the Senior Lenders to any motion, relief, action or proceeding based on the Administrative Agent or the Senior Lenders claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 7.5, in


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any Insolvency or Bankruptcy Proceeding, if the Senior Lenders are granted adequate protection in the form of additional collateral in connection with any financing or use of its cash collateral under section 363 or section 364 of the Bankruptcy Code, then the Junior Lenders may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Senior Loan Claims on the terms and conditions set forth herein, including, without limitation, sections 3, 4 and 5 hereof.

              7.6 No Waiver. Nothing contained herein shall prohibit or in any way limit the Administrative Agent or any Senior Lender from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Lender, including, without limitation, the seeking by such Junior Lender of adequate protection or the asserting by such Junior Lender of any of its rights and remedies under the Junior Loan Documents or otherwise. Nothing contained herein shall prohibit the Junior Lenders from seeking membership on any creditors' committee in any Insolvency or Bankruptcy Proceeding.

         8.   Reliance; Waivers; etc.

              8.1 Reliance. The consent by the Senior Lenders to the execution and delivery of the Junior Loan Documents and the grant to the Junior Lenders of a Lien on the Common Collateral and all loans and other extensions of credit made on and after the date hereof by the Senior Lenders pursuant to the Loan Agreement shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Lender acknowledges that it has, independently and without reliance on the Administrative Agent or any Senior Lender, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the Junior Loan Agreement, this Agreement and the transactions contemplated hereby and thereby and it will continue to make its own credit decision in taking or not taking any action under the Junior Loan Agreement or this Agreement.

              8.2 No Warranties or Liability. Each Junior Lender acknowledges and agrees that each of the Administrative Agent and the Senior Lenders have made no express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Loan Documents. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit pursuant to the Loan Agreement in accordance with law and their usual practices, modified from time to time as they in their sole discretion deem appropriate and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that the Junior Lenders have in the Common Collateral or otherwise. Neither the Administrative Agent nor any Senior Lender shall have any duty to the Junior Lenders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings or the Borrower (including the Junior Loan Documents), regardless of any knowledge thereof which they may have or be charged with.



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              8.3 No Waiver of Subordination Provisions. (a) No right of the
Senior Lenders, the Administrative Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or the Borrower or by any act or failure to act by any Senior Lender or the Administrative Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Loan Documents or any of the Junior Loan Documents, regardless of any knowledge thereof which the Administrative Agent or the Senior Lenders, or any of them, may have or be otherwise charged with.

              (b) Without in any way limiting the generality of the foregoing paragraph, the Senior Lenders, the Administrative Agent, and any of them, may, at any time, and from time to time, without the consent of, or notice to, any Junior Lender, without incurring any liabilities to any Junior Lender and without impairing or releasing the subordination and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Lender is affected, impaired or extinguished thereby) do any one or more of the following:

                        (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Senior Loan Claims or any Lien in any Collateral or guaranty thereof or any liability of Holdings or the Borrower or any guarantor, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any increase in or extension of the Senior Loan Claims, without any restriction as to the amount, tenor or terms of any such increase or extension), or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Senior Lenders, the Senior Loan Claims or any of the Senior Loan Documents;

                        (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of Holdings or the Borrower or any guarantor to the Senior Lenders or the Administrative Agent, or any liability incurred directly or indirectly in respect thereof;

                        (iii) settle or compromise any Senior Loan Claim or any other liability of Holdings or the Borrower or any guarantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the Senior Loan Claims) in any manner or order (provided that nothing herein shall permit amounts collected on account of the Senior Loan Claims to be applied to any other liability); and

                        (iv) exercise or delay in or refrain from exercising any right or remedy against Holdings or the Borrower or any security or any guarantor or any other Person, elect any remedy and otherwise deal freely with Holdings, the Borrower and the Collateral and any security and any guarantor or any


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         liability of the Borrower or Holdings or any guarantor to the Senior
         Lenders or any liability incurred directly or indirectly in respect thereof.

              (c) Each Junior Lender also agrees that the Senior Lenders and the Administrative Agent shall have no liability to any Junior Lender, and each Junior Lender hereby waives any claim against any Senior Lender or the Administrative Agent arising out of any and all actions which the Senior Lenders or the Administrative Agent may take or permit or omit to take with respect to:
(i) the Senior Loan Documents, (ii) the collection of the Senior Loan Claims or
(iii) the foreclosure upon, or sale, liquidation or other disposition of, the Collateral. Each Junior Lender agrees that the Senior Lenders and the Administrative Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the Senior Loan Claims or otherwise.

              (d) Each Junior Lender agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

         9.   Miscellaneous.

              9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Loan Documents or the Junior Loan Documents, the provisions of this Agreement shall govern.

              9.2 Continuing Nature of Subordination. This Agreement shall continue to be effective until all Senior Loan Claims shall have been paid in full. This is a continuing agreement of subordination and the Senior Lenders may continue, at any time and without notice to any Junior Lender to extend credit and other financial accommodations and lend monies to or for the benefit of Holdings or the Borrower on the faith hereof. Each Junior Lender hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Intercreditor Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

              9.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Junior Lender, the Administrative Agent or any Senior Lender shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Neither the Borrower nor Holdings shall have any right to amend, modify or waive any provision of this Agreement, nor shall any consent or signed writing be required of either of their to effect any amendment, modification or waiver.


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              9.4 Information Concerning Financial Condition of the Borrower and
Holdings. The Administrative Agent and the Senior Lenders, on the one hand, and the Junior Lenders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of Holdings and the Borrower and all endorsers and/or guarantors of the Junior Claims or the Senior Loan Claims and (ii) all other circumstances bearing upon the risk of nonpayment of the Junior Claims or the Senior Loan Claims. The Administrative Agent and the Senior Lenders shall have no duty to advise any Junior Lender of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Administrative Agent or any of the Senior Lenders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Junior Lender, it or they shall be under no obligation (a) to provide any additional information or to provide any such information on any subsequent occasion, (b) to undertake any investigation, or
(c) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

              9.5 Subrogation. Each Junior Lender hereby waives any rights of subrogation it may acquire as a result of any payment hereunder.

              9.6 Application of Payments. All payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Loan Claims as the Senior Lenders, in their sole discretion, deem appropriate. Each Junior Lender assents to any extension or postponement of the time of payment of the Senior Loan Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Loan Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

              9.7 Consent to Jurisdiction; Waivers. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK, AND CONSENT THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 9.8 BELOW FOR SUCH PARTY. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL BE POSTED AS AFORESAID. THE PARTIES HERETO WAIVE ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

              9.8 Notices. All notices to the Junior Lenders and the Senior Lenders permitted or required under this Agreement may be sent to the Junior Lender and the Administrative Agent, respectively. Unless otherwise specifically provided herein, any



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

notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

              9.9 Further Assurances. Each Junior Lender agrees that it shall take such further action and shall execute and deliver to the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the Senior Lenders may reasonably request to effectuate the terms of and the subordination contemplated by this Agreement.

              9.10 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the law of the State of New York.

              9.11 Binding On Successors and Assigns. This Agreement shall be binding upon the Administrative Agent, the Senior Lenders, the Junior Lenders and their respective permitted successors and assigns.

              9.12 Specific Performance. The Administrative Agent may demand specific performance of this Agreement. Each Junior Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Administrative Agent.

              9.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word "from" means "from and including" and the each of the phrases "to" and "until" means "to and including".

              9.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

              9.15 Authorization. By his signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that he is duly authorized to execute this Agreement.

              9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure the benefit of the Administrative Agent and the Senior Lenders and their successors and assigns. No other Person, including without limitation, the

Borrower as debtor in possession and any trustee in an Insolvency or Liquidation Proceeding, shall have or be entitled to assert rights or benefits hereunder.

              9.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to Holdings or the Borrower shall include Holdings or the Borrower (as the case may be) as debtor and debtor in possession and any receiver or trustee for Holdings or the Borrower (as the case may be) in any Insolvency or Liquidation Proceeding. If any Junior Lender assigns, sells or otherwise disposes of any Junior Claim, such assignee or buyer shall agree, in writing delivered to the Administrative Agent, to be bound by the terms hereof.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Administrative Agent



                                     By:  /s/  Henry Cruz
                                        --------------------------------------
                                          Name:     Henry Cruz
                                          Title:    Portfolio Mgr.
                                          Address:

                                          Fax:  203-749-4530

                                     RONALD H. VANDER POL


                                     By:  /s/  Ronald H. VanderPol
                                        --------------------------------------
                                          Name:     Ron VanderPol
                                          Title:    Chairman
                                          Address:  20 Monroe Ave NW
                                                    Suite 450
                                                    Grand Rapids, MI 49503
                                          Fax:      (616) 493-7050

                                     US XCHANGE, L.L.C.


                                     By:  /s/  Richard Postma
                                        --------------------------------------
                                          Name:     Richard Postma
                                          Title:    Chairman & CEO
                                          Address:  20 Monroe Ave NW
                                                    Suite 450
                                                    Grand Rapids, MI 49503
                                          Fax:      (616) 493-7050

                                     US XCHANGE FINANCE COMPANY, L.L.C.


                                     By:  /s/  Richard Postma
                                        --------------------------------------
                                          Name:     Richard Postma
                                          Title:    Chairman & CEO
                                          Address:  20 Monroe Ave NW
                                                    Suite 450
                                                    Grand Rapids, MI 49503
                                          Fax:      (616) 493-7050



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